UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 16, 2012

DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

600 Montgomery Street, 13th Floor
San Francisco, California		94111
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 445-7444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On November 16, 2012, the Board of Directors (“Board”) of Diamond Foods, Inc. (“Company” or “Diamond”) approved changes to the Company’s Annual Incentive Program (“AIP”) for employees, including executive officers. The AIP is designed to reward employees for outstanding performance in support of Diamond’s business objectives and to align variable compensation of employees with Company financial performance. The AIP will be administered by the Compensation Committee (“Committee”) of the Board.

Under the AIP, each eligible employee is assigned a target bonus (“Target Bonus”) and a maximum bonus (“Maximum Bonus”), each consisting of a specified percentage of the employee’s base salary. Actual bonuses paid depend upon the level at which the AIP is funded for a particular year, which is determined by Company performance, and the individual performance of each participant.

At the beginning of each fiscal year, the Committee will select one or more corporate financial objectives (“AIP Metrics”), and the threshold, target and maximum levels of Company performance with respect to those metrics, that will apply to the AIP for that fiscal year. The AIP Metrics may be any one or more Company-wide financial metrics, including without limitation revenue, gross margin, gross profit, operating margin, operating profit, earnings growth, EBITDA, and any per-share or non-GAAP calculations of any such metrics, as determined in the sole discretion of the Committee.

The AIP will fund as follows:

•

The AIP will be funded at the target level (“Target Funding”) selected by the Committee if the Company achieves the target level of performance (“Target Performance”) against the AIP Metrics. The Target Funding represents the aggregate of all eligible employees’ Target Bonuses, and the amount of the Target Funding will be established each year.

•

The AIP will fund at the threshold level (“Threshold Funding”) selected by the Committee only if the Company achieves the threshold level of performance (“Threshold Performance”) against the AIP Metrics. The amount of the Threshold Funding will be a portion of the Target Funding established each year.

•

The AIP will fund at the maximum level (“Maximum Funding”) selected by the Committee only if the Company achieves the maximum level of performance (“Maximum Performance”) against the AIP Metrics. The amount of the Maximum Funding is 200% of the Target Funding, and the determination of what constitutes Maximum Performance will be established each year.

•

For levels of performance between the Threshold, Target and Maximum Performance levels, the level of AIP funding is interpolated on a straight-line basis or on such other basis as may be established each year.

The objectives against which an eligible employee may be measured may include, without limitation, corporate goals (such as revenue, gross margin, gross profit, operating margin, earnings growth, earnings per share, and non-GAAP calculations of any such metrics), departmental goals (such as category business team or functional goals relating to accomplishment of strategic initiatives, brand or category financial performance, market share, revenue, profitability, cost efficiency, products, brand equity, human capital or other goals) or individual goals as determined in conjunction with the eligible employee’s manager. The Committee will establish the objectives for the Company’s executive officers.

The Annual Incentive Program is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Annual Incentive Program, adopted November 16, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.

Date: November 20, 2012	By:	/s/ Stephen Kim
Name: Stephen Kim
Title: SVP, General Counsel